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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report relating to the Clean Energy Combustion Systems, Inc. dated June 11, 1999 on the financial statements for the period ended May 31, 1999, in the Registration Statement on Form SB-2 of Clean Energy Combustion Systems, Inc.


/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia, Canada

September 30, 1999